Exhibit 4.5

THIRD SUPPLEMENTAL INDENTURE

dated as of November 30, 2009

with respect to the:

INDENTURE

Dated as of December 23, 2002

among

SALEM COMMUNICATIONS HOLDING CORPORATION, as Issuer

THE GUARANTORS PARTY HERETO

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

THIRD SUPPLEMENTAL INDENTURE (this “Third Supplemental Indenture”), dated as of November 30, 2009, among Salem Communications Holding Corporation, a Delaware corporation (the “Company”), the Guarantors party hereto, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) for the Company’s 7 3/4% Senior Subordinated Notes due 2010 (the “Securities”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture (the “Original Indenture”), dated as of December 23, 2002, providing for the issuance of the Securities, which Original Indenture has been supplemented by a First Supplemental Indenture, dated as of December 23, 2002 and by a Second Supplemental Indenture, dated as of June 12, 2003 (the Original Indenture as so supplemented, the “Indenture”);

WHEREAS, Salem Communications Corporation, a Delaware company and the sole parent of the Company (“Salem”), has offered to purchase any and all of the Securities (the “Offer”) and has solicited consents to certain amendments to the Indenture pursuant to Salem’s Offer to Purchase and Consent Solicitation Statement dated November 16, 2009;

WHEREAS, Section 9.02 of the Indenture provides that the Company and the Guarantors, when authorized by a Board Resolution, and the Trustee may enter into an indenture supplemental to the Indenture with the written consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities and the Trustee has received evidence of such consent;

WHEREAS, in accordance with Section 9.02 of the Indenture, the Company has obtained the written consent to the proposed amendments to the Indenture from the Holders of not less than a majority in aggregate principal amount of the Securities;

WHEREAS, the Company and each Guarantor is authorized to enter into this Third Supplemental Indenture pursuant to a Board Resolution, and the Trustee has received a copy of each such Board Resolution, an Opinion of Counsel and an Officers’ Certificate stating that the execution of this Third Supplemental Indenture is authorized or permitted by the Indenture and in accordance with Section 1.03 of the Indenture that all conditions precedent under the Indenture have been satisfied; and

WHEREAS, all actions necessary to make the Indenture, as supplemented by this Third Supplemental Indenture, the legal, valid and binding obligation of the Company, have been done.

NOW, THEREFORE, for and in consideration of the foregoing premises, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

A G R E E M E N T S

SECTION 1.01. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

SECTION 2.01. Amendments to Indenture and Securities. At such time as the Company delivers written notice to the Trustee and Global Bondholder Services Corporation, in its capacity as the depositary for the Securities with respect to the Offer, that all conditions to the Offer have been satisfied or waived by the Company and the Company has accepted all Securities validly tendered and not validly withdrawn for purchase and payment pursuant to the Offer:

(a) The definition of “Asset Sale” in Section 1.01 of the Indenture shall be amended by deleting the text of such definition in its entirety and replacing it with the following text:

“Asset Sale” means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger, consolidation or Sale and Leaseback Transaction)

(collectively, a “transfer”), directly or indirectly, in one or a series of related transactions, of (i) any Equity Interest of any Restricted Subsidiary of the Company (other than directors’ qualifying shares and, to the extent required by local ownership laws in foreign countries, shares owned by foreign shareholders); (ii) all or substantially all of the properties and assets of any division or line of business of the Company or its Restricted Subsidiaries; or (iii) any other properties or assets of the Company or any of its Restricted Subsidiaries, other than in the ordinary course of business. For the purposes of this definition, the term “Asset Sale” shall not include any transfer of properties and assets (A) that is governed by Section 8.01(a) or would have been governed by Section 10.23 of the Indenture as in effect prior to the effectiveness of Supplemental Indenture No. 3, (B) that is by the Company to any Wholly Owned Restricted Subsidiary of the Company, or by any Restricted Subsidiary of the Company to the Company or any Wholly Owned Restricted Subsidiary of the Company, in accordance with the terms of this Indenture, (C) that aggregates not more than $1,000,000 in gross proceeds or (D) any Restricted Payments that would have been permitted under Section 10.09 of the Indenture as in effect prior to the effectiveness of Supplemental Indenture No. 3 or any Permitted Investment.

(b) Section 5.01 of the Indenture shall be amended by deleting clause (c) thereof it in its entirety and replacing it with the following text:

(c) (i) the Company shall have failed to make or consummate an Offer in accordance with the provisions of Section 10.13; or (ii) the Company shall have failed to make or consummate a Change of Control Offer in accordance with the provisions of Section 10.16.

(c) Subclauses (d), (f), and (g) of Section 5.01 of the Indenture, and any corresponding provisions in the Securities, shall be deleted in their entirety and replaced with “Intentionally Omitted,” and all references made thereto throughout the Indenture and the Securities shall be deleted in their entirety.

(d) Section 7.04 of the Indenture shall be amended by deleting it in its entirety and replacing it with the following text:

Section 7.04. Reports by Company and Guarantors. The Company will comply with the provisions of TIA Section 314(a).

(e) Section 8.01 of the Indenture shall be amended by deleting it in its entirety and replacing it with the following text:

Section 8.01 Company or Any Guarantor May Consolidate, etc., Only on Certain Terms.

(a) The Company shall not, in a single transaction or through a series of related transactions, consolidate with or merge with or into any other Person unless at the time and after giving effect thereto (i) either (1) the Company shall be the continuing corporation, or (2) the Person (if other than the Company) formed by such consolidation or into which the Company is merged assumes, by a supplemental indenture in a form reasonably satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture, and this Indenture shall remain in full force and effect and

(ii) the Company or the Surviving Entity shall have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers’ Certificate and an Opinion of Counsel, each to the effect that such consolidation or merger and the supplemental indenture in respect thereto comply with the provisions of this Indenture and that all conditions precedent herein provided for relating to such transaction have been complied with.

(b) Each Guarantor (including Parent) shall not, and the Company and Parent shall not permit a Restricted Subsidiary Guarantor or a Parent Subsidiary Guarantor, as the case may be, to, in a single transaction or through a series of related transactions merge or consolidate with or into any other corporation (other than the Company or any other Guarantor) or other entity, unless at the time and after giving effect thereto (i) either (1) such Guarantor shall be the continuing corporation or (2) the entity (if other than such Guarantor) formed by such consolidation or into which such Guarantor is merged assume by a supplemental indenture, executed and delivered to the Trustee, in a form reasonably satisfactory to the Trustee, all the obligations of such Guarantor under its Guarantee and this Indenture and (ii) such Guarantor shall have delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation or merger and such supplemental indenture comply with this Indenture, and thereafter all obligations of the predecessor shall terminate.

(f) Section 8.02 of the Indenture shall be amended by deleting it in its entirety and replacing it with the following text:

Section 8.02 Successor Substituted.

Upon any consolidation or merger in accordance with Section 8.01, the successor Person formed by such consolidation or into which the Company or such Guarantor, as the case may be, is merged shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor, as the case may be, under this Indenture, the Securities and/or such Guarantee, as the case may be, with the same effect as if such successor had been named as the Company or such Guarantor, as the case may be, herein, in the Securities and/or in such Guarantee, as the case may be. When a successor assumes all the obligations of its predecessor under this Indenture, the Securities or a Guarantee, as the case may be, the predecessor shall be released from those obligations.

(g) Section 10.21 of the Indenture shall be amended by deleting it in its entirety and replacing it with the following text:

Section 10.21 Statement by Officers as to Default.

The Company shall deliver to the Trustee not less often than annually an Officers’ Certificate stating that as to each such Officer’s knowledge the Company has complied with all conditions and covenants under this Indenture.

(h) Section 11.03 of the Indenture shall be amended by deleting it in its entirety and replacing it with the following text:

Section 11.03 Election to Redeem; Notice to Trustee.

The election of the Company to redeem any Securities pursuant to Section 11.01 shall be evidenced by a Company Order and an Officers’ Certificate. In case of any redemption at the election of the Company, the Company shall, not less than 3 nor more than 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice period shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date and of the principal amount of Securities to be redeemed.

(i) The first paragraph of Section 11.05 of the Indenture shall be amended by deleting it in its entirety and replacing it with the following text:

Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 3 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at his address appearing in the Security Register.

(j) The following Sections of the Indenture, and any corresponding provisions in the Securities, shall be deleted in their entirety and replaced with “Intentionally Omitted,” and all references made thereto throughout the Indenture and the Securities shall be deleted in their entirety:

Existing Section Number	Caption
Section 10.04	Corporate Existence

Section 10.05	Payment of Taxes and Other Claims

Section 10.06	Maintenance of Properties

Section 10.07	Insurance

Section 10.08	Limitation on Indebtedness

Section 10.09	Limitation on Restricted Payments

Section 10.10	Limitation on Transactions with Affiliates

Section 10.11	Limitation on Senior Subordinated Indebtedness

Section 10.12	Limitation on Liens

Section 10.14	Limitation on Issuances of Guarantees of and Pledges for Indebtedness

Section 10.15	Restriction on Transfer of Assets

Section 10.17	Limitation on Subsidiary Equity Interests

Section 10.18	Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries

Section 10.19	Limitation on Unrestricted Subsidiaries

Section 10.20	Provision of Financial Statements

Section 10.23	Limitation on Asset Swaps

(k) All references made to a provision in the Indenture or the Securities deleted pursuant to the amendments set forth in Subsections (a) through (j) of this Section 2.01 shall be deleted in their entirety from the Indenture and the Securities, and any definitions used exclusively in the provisions of the Indenture deleted pursuant to the amendments set forth in Subsections (a) through (j) of this Section 2.01 shall be deleted in their entirety from the Indenture. The applicable provisions of the Securities shall be deemed amended to reflect the amendments to the corresponding provisions of the Indenture that are amended pursuant to Subsections (a) through (j) hereof.

SECTION 3.01. The Indenture Ratified. Except as hereby otherwise expressly provided, the Indenture is in all respects ratified and confirmed, and all the terms, provisions, and conditions thereof shall be and remain in full force and effect.

SECTION 4.01. Counterparts. This Third Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

SECTION 5.01. This Third Supplemental Indenture is a Supplement to The Indenture. This Third Supplemental Indenture is executed as and shall constitute an indenture supplemental to the Indenture and shall be construed in connection with and as part of the Indenture.

SECTION 6.01. Governing Law. THIS THIRD SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7.01. References to This Third Supplemental Indenture. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Third Supplemental Indenture may refer to the Indenture without making specific reference to this Third Supplemental Indenture, but nevertheless all such references shall include this Third Supplemental Indenture unless the context otherwise requires. Any reference to “Supplemental Indenture No. 3” in the Indenture shall be a reference to this Third Supplemental Indenture.

SECTION 8.01. Effect of This Third Supplemental Indenture. The Indenture shall be deemed to be modified as herein provided, but except as modified hereby, the Indenture shall continue in full force and effect. The Indenture as modified hereby shall be read, taken, and construed as one and the same instrument.

SECTION 9.01. Severability. In the event that any provisions of this Third Supplemental Indenture shall be invalid, illegal, or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 10.01. Trust Indenture Act. If any provisions hereof limit, qualify, or conflict with any provisions of the TIA required under the TIA to be a part of and govern this Third Supplemental Indenture, the provisions of the TIA shall control. If any provision hereof modifies or excludes any provision of the TIA that pursuant to the TIA may be so modified or excluded, the provisions of the TIA as so modified or excluded hereby shall apply.

SECTION 11.01. Trustee Not Responsible for Recitals. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Third Supplemental Indenture.

SECTION 12.01. Effectiveness. This Third Supplemental Indenture shall become effective upon execution by the Company, the Guarantors party hereto, and the Trustee.

[Signature page follows]

IN WITNESS WHEREOF, each of the parties hereto have caused this Third Supplemental Indenture to be duly executed on its behalf by its duly authorized officer as of the day and year first above written.

SALEM COMMUNICATIONS HOLDING CORPORATION, a Delaware corporation, as issuer

By:	/s/ Christopher J. Henderson
Name: Christopher J. Henderson
Title: Vice President and Secretary

[Signature Page to Third Supplemental Indenture]

SALEM COMMUNICATIONS CORPORATION
BISON MEDIA, INC.
CARON BROADCASTING, INC.
CCM COMMUNICATIONS, INC.
COMMON GROUND BROADCASTING, INC.
INSPIRATION MEDIA, INC.
NEW INSPIRATION BROADCASTING COMPANY, INC.
NI ACQUISITION CORP.
PENNSYLVANIA MEDIA ASSOCIATES, INC.
REACH SATELLITE NETWORK, INC.
SALEM MEDIA OF COLORADO, INC.
SALEM MEDIA OF HAWAII, INC.
SALEM MEDIA OF KENTUCKY, INC.
SALEM MEDIA OF OHIO, INC.
SALEM MEDIA OF OREGON, INC.
SALEM MEDIA OF TEXAS, INC.
SALEM MEDIA OF VIRGINIA, INC.
SALEM RADIO NETWORK INCORPORATED
SALEM RADIO PROPERTIES, INC.
SALEM MEDIA REPRESENTATIVES, INC.
SCA LICENSE CORPORATION
SOUTH TEXAS BROADCASTING, INC.
SRN NEWS NETWORK, INC.
as Guarantors

By:	/s/ Christopher J. Henderson
Name: Christopher J. Henderson
Title: Vice President and Secretary

INSPIRATION MEDIA OF TEXAS, LLC
ONEPLACE, LLC
SALEM MEDIA OF ILLINOIS, LLC
SALEM MEDIA OF NEW YORK, LLC
SALEM RADIO OPERATIONS, LLC
SALEM SATELLITE MEDIA, LLC
SCA-PALO ALTO, LLC
as Guarantors

By:	SCA LICENSE CORPORATION
as Managing Member

By:	/s/ Christopher J. Henderson
Name: Christopher J. Henderson
Title: Vice President and Secretary

[Signature Page to Third Supplemental Indenture]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Alex Briffett
Name: John (Alex) Briffett
Title: Authorized Signatory

[Signature Page to Third Supplemental Indenture]